Exhibit 99.1

ADTRAN Strengthens Capital Structure with New Senior Secured Credit Facility

JPMorgan-led syndicate enhances liquidity, meaningfully lowers borrowing costs, improves covenant flexibility, and extends maturities

HUNTSVILLE, Ala., July 23, 2026 — ADTRAN Holdings, Inc. (NASDAQ: ADTN), a leading provider of networking and communications solutions, today announced that it has entered into a new senior secured credit facility led by JPMorgan Chase Bank, N.A., as Administrative Agent, that strengthens the Company’s capital structure, enhances liquidity, meaningfully lowers borrowing costs, and provides increased financial flexibility to support the execution of its long-term strategic objectives.

The new facility refinances the Company’s existing credit arrangements and further strengthens ADTRAN’s financial foundation, providing committed capital to support long-term growth, strategic investments and ongoing business operations. Supported by a premier syndicate of global financial institutions, the facility's favorable financing terms and successful syndication reflect strong lender confidence in ADTRAN’s business, technology leadership, market position and long-term growth strategy.

Tom Stanton, Chairman and Chief Executive Officer of ADTRAN Holdings, Inc., commented:

“This refinancing represents an important step for ADTRAN and meaningfully strengthens our financial foundation. The successful completion of this transaction reflects the confidence our banking partners have in our business, technology leadership and long-term growth strategy.

The new facility enhances liquidity, lowers borrowing costs, extends our maturity profile, and improves our financial flexibility. The facility is supported by a strong banking group, led by JPMorgan, further reinforcing our access to capital and supporting the execution of our long-term strategy.

With this refinancing completed, we are well positioned to continue investing in innovation, supporting our customers, and creating long-term value for our shareholders.”

Additional information regarding the credit facility is available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2026.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

Media contact

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

Investor contact

Rob Fink

investor.relations@adtran.com

Cautionary Note regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. Examples of forward-looking statements include, among others, statements regarding the credit facility’s impact on ADTRAN’s future financial flexibility, access to capital, and ability to execute its long-term strategic objectives. In addition, ADTRAN, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, for example, risks and uncertainties relating to ADTRAN’s level of indebtedness, ADTRANs ability to generate cash, ADTRAN’s ability to remain in compliance with the covenants set forth in and satisfy the payment obligations under its credit agreement and convertible notes, ADTRAN’s ability to satisfy its payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between ADTRAN and Adtran Networks (the “DPLTA”), and ADTRAN’s ability to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA, as well as the risks and uncertainties under the heading “Risk Factors” in ADTRAN’s most recent annual report on Form 10-K and in its subsequent quarterly reports on Form 10-Q or other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent management’s views as of the date hereof. ADTRAN disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.